UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2020, Molecular Templates, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) among Molecular Templates OpCo, Inc., as borrower (the “Borrower”), the Company, as guarantor, the lenders from time to time party thereto (collectively, the “Lenders”), K2 HealthVentures LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and Ankura Trust Company, LLC, as collateral agent for Lenders.

Amount. Pursuant to the Loan and Security Agreement, the Lenders agreed to extend up to $45.0 million to the Company (the “Term Loan”), consisting of: (i) a first tranche commitment of $15.0 million which was drawn on the closing date (the “First Tranche Term Loan”), (ii) a second tranche commitment of up to $20.0 million to be drawn between March 1, 2021 and June 30, 2021 at the Company’s option, subject to the achievement of certain clinical milestones (the “Second Tranche Term Loan”), and (iii) at the Company’s option, subject certain conditions including Lenders’ consent, a third tranche closing of $10.0 million to be drawn after the Company’s second tranche draw, but prior to December 31, 2021 (the “Third Tranche Term Loan”, and together with the First Tranche Term Loan and the Second Tranche Term Loan, the “Term Loan”). The Borrower may use the proceeds of the Term Loan (i) to repay existing outstanding Indebtedness of Borrower owing to Perceptive Credit Holdings II, LP and (ii) for general working capital purposes and corporate purposes permitted under the Loan and Security Agreement.

Amortization. On July 1, 2022 (“Amortization Date”), the term loans shall amortize monthly such that the principal amount of the Term Loans and interest accrued thereon shall be fully amortized by the Maturity Date; provided that if the Amortization Date is extended or the applicable rate is changed, the amortization schedule will be recalculated based on the adjusted applicable rate and/or adjusted number of payment dates through the Maturity Date. In the event that no event of default has occurred and is continuing and the Second Tranche Term Loan has been fully funded, the Amortization Date shall be July 1, 2023.

Maturity. The Term Loan matures on June 1, 2024 (the “Maturity Date”) unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Loan and Security Agreement will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate. Amounts borrowed under the Term Loan bear interest at a variable annual rate equal to the greater of (i) 8.45%, and (ii) the sum of (A) the Prime Rate, plus (B) 5.2% (the “Interest Rate”). Furthermore, interest is payable monthly in arrears on the first calendar day of each month commencing on July 1, 2020.

Prepayment. The Term Loan is subject to mandatory prepayment provisions that require prepayment following the occurrence and during the continuation of an event of default as further described below. The Borrowers may, at their option, prepay all the Term Loan by providing at least fifteen days’ prior written notice to the Administrative Agent of its election to prepay such Term Loans. Any prepayment may be made conditional upon the occurrence of a “change of control” or a refinancing of the obligations.

Prepayment Premium. Prepayments of the Term Loan prior to the Maturity Date are subject to the following prepayment premium based on the aggregate principal amount of the term loans as of the date of any such prepayment: (i) on or prior to the second anniversary of the closing date, 3.00%, (ii) following the second anniversary or the closing date, but on or prior to the third anniversary of the closing date, 2.00%, (iii) following the third anniversary of the closing date, but on or prior to the maturity date of the Term Loans, 1.00%; provided that, if a Term Loan is prepaid in connection with a refinancing by one or more Lenders, the prepayment fee shall be waived.

Security; Guarantors. The Company is a guarantor of the Borrower’s obligations under the Loan and Security Agreement. Further, the Borrower’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Borrower and the Company, including their wholly-owned domestic subsidiaries, except for intellectual property (other than the security interest in proceeds from any intellectual property) and certain other customary excluded assets as set forth therein.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Company and Borrower limiting additional indebtedness, liens, mergers and acquisitions, dispositions, investments, distributions, subordinated debt, transactions with affiliates and fundamental changes. The Loan and Security Agreement also contains covenants requiring that that the Company maintain cash, cash equivalents and marketable securities of at least five times the Company’s monthly cash burn as described in the Loan and Security Agreement.

Default Provisions. The Loan and Security Agreement provides for events of default customary for loan of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency, bankruptcy, certain uncured judgments and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default and for so long as it continues, all outstanding obligations under the Loan and Security Agreement shall accrue interest at the Interest Rate plus 5%. Upon the occurrence and continuation of any event of default, the Administrative Agent may accelerate payment of all obligations and terminate the Lenders’ commitments under the Loan and Security Agreement.

The above description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 regarding the Company’s entry into, and borrowings under, the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders

The information in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure

On May 22, 2020, the Company issued a press release announcing the closing of the Loan and Security Agreement (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information contained in this Item 7.01 and in the Press Release furnished as Exhibit 99.1 to this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the Press Release furnished as Exhibit 99.1 to this current report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated May 21, 2020, by and among Molecular Templates, Inc., Molecular Templates OpCo, Inc., and, K2 HealthVentures LLC and Ankura Trust Company, LLC

99.1	Press Release issued by the Company on May 22, 2020, furnished hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: May 22, 2020
	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D. Title: Chief Executive Officer